                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of streetTRACKS(R) Gold Trust (the
"Trust") on Form 10-K for the period ending September 30, 2005 as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), I, J.
Stuart Thomas, principal executive officer of World Gold Trust Services, LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a)
or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
Trust.

/s/ J. Stuart Thomas*
-----------------------
J. Stuart Thomas** Managing Director
(principal executive officer)
December  16, 2005

*   The originally executed copy of this Certification will be maintained at the
Sponsor's offices and will be made available for inspection upon request.

**  The Registrant is a trust and Mr. Thomas is signing in his capacity as an officer of World Gold Trust Services, LLC, the sponsor of the Trust.